CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Brunswick Technologies, Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus

KPMG Peat Marwick LLP

Boston, Massachusetts
August 22, 1996